Exhibit 99.1

HUDSON PACIFIC PROPERTIES ACQUIRES 10950 WASHINGTON BLVD.,

EXPANDING ITS LOS ANGELES AREA OFFICE PORTFOLIO

TO 1.5 MILLION SQUARE FEET

LOS ANGELES – December 22, 2010 – Hudson Pacific Properties (NYSE:HPP) has completed the $46 million acquisition of 10950 Washington Blvd. in Culver City, Calif. from an affiliate of Embarcadero Capital Partners LLC. Located in one of West Los Angeles’ premier entertainment business districts, the 158,873-square-foot office property is 99.5 percent leased, with an average lease term of five years. The $46 million acquisition includes the assumption of an existing $30 million loan.

Set on 5.5 acres, the property consists of an 86,987-square-foot, three-story office building and a 71,886-square-foot building containing office space, two sound stages and a café. NFL Enterprises is a major tenant occupying 95,570 square feet consisting of office space and the two sound stages used exclusively to broadcast the company’s NFL Network.

“Our team has worked extensively as an owner and operator of premier office properties in the Los Angeles area, and the region is one of our top targets for continued expansion. We have considerable experience with media companies, such as NFL Enterprises, and tailor our property operations to meet their specific needs. This acquisition is an ideal fit as we grow our portfolio of top-quality office properties in the greater Los Angeles area and continue to build our position as an owner and operator of assets with strong interest from media, entertainment and technology tenants,” said Victor J. Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties.

Bob Safai of Madison Partners advised Hudson Pacific Properties on this transaction, which was completed directly with the seller.

The acquisition is Hudson Pacific’s third in this market since going public in June, bringing the company’s Los Angeles area portfolio to approximately 1.5 million square feet. In August, it acquired both the six-story, 58,484-square-foot 9300 Wilshire office building in Beverly Hills, Calif. and the five-story, 113,000-square-foot Del Amo Office building in Torrance, Calif.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets including Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay. Its portfolio includes 12 wholly-owned properties totaling approximately 3.4 million square feet, strategically located in many of the Company’s target markets. Upon completion of the Rincon Center acquisition the company’s portfolio will total 4 million square feet. The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a real estate investment trust, or REIT, for federal income tax purposes, commencing with the taxable year ending December 31, 2010. For additional information visit www.hudsonpacificproperties.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus dated June 23, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Media Contact:

Casey & Sayre

Karen Diehl

(310) 473-8090

kdiehl@cswpr.com

Investor Contacts:

Hudson Pacific Properties, Inc.

Mark Lammas

Chief Financial Officer

(310) 445-5700

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com